Exhibit 10.23

STOCK REPURCHASE AGREEMENT

             THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into this 14th day of June, 2002, by and between VERILINK CORPORATION , a Delaware corporation (the “Buyer”) and BEACON TELCO, L.P., a Delaware limited partnership (the “Seller”). The Buyer and the Seller are referred to herein as the “Parties.”

WITNESSETH

             WHEREAS, the Seller owns 948,300shares of the Common Stock (collectively, the “Shares”) of Buyer; and

             WHEREAS, the Seller has agreed to sell the Shares to the Buyer and the Buyer has agreed to purchase the Shares from the Seller on the terms and conditions set forth in this Agreement; and

             WHEREAS, the parties have entered into a Warrant and Stockholder’s Agreement dated as of October 13, 2000, and modified such agreement by letter dated October 19, 2001 (as so modified, the “Warrant Agreement”); and

             WHEREAS, the parties entered into a Cooperative Research Agreement dated as of October 13, 2000 and terminated such agreement by letter dated October 19, 2001 (the “Termination Letter”), except for certain provisions which the Termination Letter provides shall survive such termination; and

             WHEREAS, the Parties are entering into this Agreement to set forth their agreements regarding the purchase and sale of the Shares, and terminate the Warrant Agreement.

             NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

            1.    Agreement to Sell the Shares . In consideration of and in express reliance upon the representations and warranties of the Seller in this Agreement, the Buyer agrees to purchase from the Seller and the Seller agrees to sell to the Buyer, the Shares.

            2.    Price . The aggregate purchase price for the Shares (the “Purchase Price”) shall be Three Hundred Thirty-One Thousand Nine Hundred Five and No/100 Dollars ($331,905.00) in cash, payable at the Closing against receipt of the stock certificates representing the Shares.

            3.    Closing . The closing of the purchase and sale of the Shares under this Agreement (the “Closing”) shall occur as soon as practicable following the execution and delivery of this Agreement. The Closing shall take place at the offices of the Buyer. At the Closing, the Parties shall deliver the following documents:

              (a)   The Seller shall deliver to the Buyer certificates for the Shares, duly endorsed for transfer or together with duly executed stock powers in substantially the form attached, against delivery of the Purchase Price; and

              (b)   The Buyer shall deliver to the Seller a check for the Purchase Price.

            4.    Representations and Warranties of the Seller . The Seller represents and warrants in favor of the Buyer as follows:

              (a)    Ownership of Shares . The Seller is the legal and beneficial owner of the Shares free and clear of all liens, charges, claims and encumbrances. There are no restrictions on the transfer of the Shares, except as set forth in the Warrant Agreement. The Seller has the unencumbered right and power to sell the Shares, except as set forth in Warrant Agreement. Seller does not beneficially own any shares of Common Stock of the Buyer other than the Shares to be sold to Buyer hereby.

              (b)    Authority . This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms. There are no actions or proceedings pending or, to Seller’s knowledge, threatened, involving the Seller which might reasonably be expected to materially and adversely affect the validity of this Agreement or the transfer of the Shares hereunder.

              (c)    No Conflict . Neither the execution or delivery of this Agreement or the consummation of the transaction contemplated hereby will constitute or result in a default or violation of any indentures, leases, instruments, judgments, agreements, decrees or orders of any Court, or to Seller’s knowledge, any law, ordinances, requirements or regulations which might reasonably be expected to materially and adversely affect the validity of this Agreement.

              (d)    No Bids . Since April 15, 2002, neither Seller nor any person acting on behalf of Seller, nor to Seller’s knowledge, any affiliate or representative or Seller, has directly or indirectly purchased, offered to purchase, or entered a bid to purchase any of the Buyer’s Common Stock or options to acquire the Buyer’s Common Stock, other than offer directly made to Buyer.

              (e)    Access to Information . Seller has had the opportunity to learn about the business affairs and financial condition of Buyer. Seller has received all information that it has requested from Buyer regarding Buyer, Buyer’s assets, financial condition, results of operations, business and its prospects, and has had an opportunity to discuss the foregoing with Buyer’s management and to ask questions of the officers of Buyer. Seller further represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Shares.

              (f)    Waiver and Acknowledgement regarding Non-public Information . Seller hereby acknowledges that: (i) Buyer, its officers, directors, employees or affiliates may be in possession of material, nonpublic information regarding Buyer, its financial condition, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans and prospects; and (ii) if Seller were in possession of some or all of such information Seller might not sell any or all of the Shares pursuant to this Agreement. Seller also agrees to waive any right to the information referred to in the preceding sentence. Seller further acknowledges that it has conducted its own investigation, to the extent that Seller has determined necessary or desirable, regarding the information described in the first sentence of this sub-paragraph 4(f).

The representations, warranties and covenants of Seller contained in this Agreement shall survive the Closing.

            5.    Representations and Warranties of the Buyer . The Buyer represents and warrants in favor of the Seller as follows:

              (a)    Authority . This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms. There are no actions or proceedings pending or, to Buyer’s knowledge, threatened, involving the Buyer which might reasonably be expected to materially and adversely affect the validity of this Agreement or the transfer of the Shares hereunder.

              (b)    No Conflict . Neither the execution or delivery of this Agreement or the consummation of the transaction contemplated hereby will constitute or result in a default or violation of any indentures, leases, instruments, judgments, agreements, decrees or orders of any Court, or to Buyer’s knowledge, any law, ordinances, requirements or regulations which might reasonably be expected to materially and adversely affect the validity of this Agreement.

            6.    Termination . The remaining provisions of the Warrant Agreement not previously terminated are hereby terminated.

            7.    Expenses . The Parties will be responsible for their respective costs and expenses of all attorneys, accountants, and advisors retained by or representing them in connection with this transaction. Seller shall pay all sales, documentary, stamp and other transfer taxes, if any, payable as a result of the sale and transfer of the Shares and the Warrant, or payable as the result of any other action contemplated by this Agreement.

            8.    Entire Agreement . This Agreement contains (and is intended by the Parties to be an integration of) all of the promises, agreements, conditions, terms, understandings, warranties and representations of the Parties with respect to the transactions and business relationships contemplated thereby and herein, and there are no other promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth in this Agreement. This Agreement supersedes all prior agreements and understandings among the Parties with respect to its subject matter.

            9.    Governing Law . This Agreement and all amendments, modifications, authorizations or supplements to this Agreement and the rights, duties, obligations and liabilities of the Parties under such documents will be determined in accordance with the applicable provisions of the laws of the State of Delaware, without reference to its doctrines or principles of conflicts of laws.

            10.    Binding Effect . This Agreement will be binding upon and inure to the benefit of the Parties, their successors and assigns.

            11.    Assignment . No Party may assign either this Agreement or any of such Party’s rights, interests, or obligations hereunder without the prior written approval of the other Parties.

            12.    Further Documents . The Parties agree that they and each of them will take whatever action or actions as are deemed by their respective legal counsel to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and, to that end, the Parties agree that they will execute, acknowledge, seal and deliver any further instruments or documents that may be requested by their respective legal counsel to give force and effect to this Agreement or any of its provisions, or to carry out the intent of this Agreement or any of its provisions.

            13.    Counterparts . This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute one and the same instrument.

            14.    Separate Counsel . By signing this Agreement, the Parties acknowledge that they have had the opportunity to obtain separate counsel and advice regarding the Agreement and the Share purchase, and that they have read and understand this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written and the undersigned Parties by placing their signatures hereto agree to and adopt the terms hereof.

BUYER : VERILINK CORPORATION.
By: /s/ C. W. Smith
Name: C. W. Smith
Title: VP & CFO

SELLER : BEACON TELCO, L.P.
By: /s/ Alok Prasad
Name: Alok Prasad
Title: President

STOCK POWER

[complete a stock power for each stock certificate]

FOR VALUE RECEIVED, Beacon Telco, L.P. hereby assigns and transfers unto Verilink Corporation _____________________________________ (____________) Shares of the Common Stock of Verilink Corporation, a Delaware Corporation, standing in its name on the books of said Corporation represented by Certificate No. _________ herewith, and does hereby irrevocably constitute and appoint _________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated: ___________, 2002

BEACON TELCO, L.P.
By:
Name:
Title:

Sworn to and subscribed before me
this ____ day of ___________, 2002.

Notary Public

My Commission expires: